Exhibit 5

LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 400
WASHINGTON, D.C. 20015
______________________
TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

WRITER’S DIRECT DIAL NUMBER	WRITER’S EMAIL

(202) 274-2000

August 27, 2010

Board of Directors
Oneida Financial Corp.
182 Main Street
Oneida, New York 13421-1676

Re:	Oneida Financial Corp. - Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the “Common Stock”), of Oneida Financial Corp. (the “Company”) to be issued pursuant to the Oneida Financial Corp. 2006 Recognition and Retention Plan (the “Recognition and Retention Plan”) and participation interests in the Common Stock of the Company offered or sold to the Oneida Savings Bank 401(k) Savings Plan (“401(k) Plan”).

In rendering the opinion expressed herein, we have reviewed the Charter of the Company, the Recognition and Retention Plan, the 401(k) Plan, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Common Stock of the Company when issued in accordance with the terms and conditions of the Recognition and Retention Plan, and the participation interests in the Common Stock of the Company when offered or sold to the 401(k) Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.
Luse Gorman Pomerenk & Schick, P.C. A Professional Corporation